EXHIBIT 99.1


                                  NEWS RELEASE

                                                               Company Contacts:
                                                      Investors:   Frank Hopkins
                                      Media and Public Affairs:   Susan Spratlen
                                                                  (972) 444-9001

                   Pioneer Reports First Quarter 2006 Results

             Sees early success in accelerated onshore North America
                            production growth program

          Discovers two new fields in the Edwards Trend in South Texas

Dallas, Texas, May 9, 2006 -- Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter ended March 31, 2006.

o Pioneer reported net income of $543 million, or $4.28 per diluted share compared to net income for the same quarter last year of $85 million, or $.58 per diluted share.
o First quarter oil and gas sales from continuing operations exceeded guidance, averaging 95,250 barrels oil equivalent per day (BOEPD).
o North American production rose 6% from equivalent volumetric production payment (VPP) adjusted 2005 first quarter levels, reflecting the initial results from Pioneer's accelerated production growth program.
         o North American fields represented 92% of first quarter oil and gas sales from continuing operations.
         o Production from Spraberry, Raton and Canadian fields continues to increase.
         o Drilling activity is expected to progressively increase throughout the year.
o North American rig count grew to 25 during the first quarter with contracts for 15 additional rigs by year end.
o Production growth is on track to meet or exceed targeted 2006 exit rate of 95,000 to 100,000 BOEPD.
o Two new fields discovered in the Edwards Trend are expected to provide 2006 production upside and substantial growth potential.
o Encouraging results to date indicate additional upside potential from resource plays in the Rockies, Canada, Tunisia and other U.S. onshore Gulf Coast areas.
o South Coast Gas and Oooguruk development projects are on schedule and expected to add significant production volumes in 2007 and 2008, respectively.

Net income for the first quarter of 2006 included an after-tax gain on the disposition of deepwater Gulf of Mexico (GOM) assets of $472 million, or $3.72 per diluted share, which was included in income from discontinued operations. Net income also included the following unusual items:

o incremental after-tax abandonment charge relating to a GOM shelf platform destroyed by Hurricane Rita (East Cameron 322) of $27 million, or $.21 per diluted share,
o after-tax gain related to business interruption insurance on East Cameron 322 and the Fain Gas Plant of $5 million, or $.04 per diluted share and
o valuation allowance of the income tax benefit related to the dry hole and acreage costs of the Pina 1-X well in Nigeria of $17 million, or $.13 per diluted share.

Pioneer closed the $1.3 billion divestiture of deepwater GOM assets during the first quarter and closed the $675 million sale of its Argentine operations in April. In addition to the gain on disposition of deepwater GOM assets, the Company also reported after-tax income from discontinued operations of $72 million, or $.57 per diluted share, related to the operating income of the divested proprties prior to closing.

Cash flow from operating activities for the first quarter was $303 million, essentially unchanged from the same period in 2005. Having now released its quarterly earnings, Pioneer expects to initiate the repurchase of outstanding shares under the remaining $359 million repurchase program previously authorized by its board of directors.

Operations Review

Scott D. Sheffield, Pioneer's Chairman and CEO, stated, "Our first quarter achievements in accelerating field development, establishing new field opportunities and progressing our longer-term projects support our confidence in delivering double-digit compound average production growth over the next five years."

Production from the Spraberry field has already begun to respond to the accelerated drilling activity, rising 16% versus the prior year quarter to more than 22 thousand BOEPD. Over the next 8 months, Pioneer plans to add at least 7 additional rigs to the 350-well Spraberry drilling program, bringing the total rig count to at least 18 by year end. Through April, 76 wells had been drilled in the field.

Production from the Company's Mid-Continent fields, Hugoton and West Panhandle, exceeded expectations for the first quarter, rising slightly from the prior-year period to 131 million cubic feet per day (MMcfpd) as the mild winter resulted in less downtime.

In the Edwards Trend in South Texas, Pioneer has discovered 2 new fields which are analogous to its 300-Bcf Pawnee field and the Washburn field. Four successful wells have now been drilled in the first new field discovery in the Sinor area that tested at between 2.5 and 3.2 MMcfpd before being stimulated. These 4 wells are expected to be on production by the end of the second quarter, and the full field development plan is being prepared. The second new field discovery was drilled on the Stingray prospect approximately 90 miles northeast of the Pawnee field. Early results indicate the new field could have significant resource potential. Wells in this field are also anticipated to be online and producing by late second quarter. Production from the new field discoveries was not included in Pioneer's forecasted 2006 exit rates offering upside potential.

Three additional new-field prospects are scheduled to be drilled during the second quarter to continue the Edwards resource play expansion along the trend. Pioneer holds more than 200,000 gross acres in the trend area, has 4 rigs currently dedicated to the resource play and is adding 2 rigs to the program during 2006 and at least 1 rig during 2007. The Company plans to drill at least 35 Edwards development and exploration wells during 2006.

In the Rocky Mountains, first quarter coal bed methane (CBM) production from the Raton field was up 6% from the prior year, meeting expectations. A pipeline expansion and efforts to reduce wellhead and field pressure are expected to enhance production along with the 330-well drilling program that Pioneer has budgeted for the year. Through April, Pioneer had drilled 94 of the Raton wells planned for 2006.

In northwest Colorado, Pioneer's programs to evaluate the CBM resource potential at Lay Creek and Columbine Springs are progressing. At Lay Creek, the Company has drilled 5 pilot wells and completed workovers on 2 wells drilled by the previous operator. Results to date indicate that the coals are permeable and thicker than expected. During the second half of 2006, Pioneer plans to drill 14 development wells and install the infrastructure to initiate sales by the end of the year. Drilling on 2 additional pilot wells is expected to commence during the second quarter. At Columbine Springs, Pioneer expects to complete its 7-well extension pilot program by the end of July and have these and 23 existing wells on production by the end of the third quarter to assess production potential and water-handling requirements. Full-field development could begin in 2007. Pioneer also plans to drill 5 wells to further evaluate its resource play at Castlegate and to test its conventional Entrada gas play, both in the Uinta Basin in Utah.

In Canada, Pioneer drilled 44 Chinchaga winter-access development wells during the first quarter with 90% success and expects to have all the wells online during May. At Horseshoe Canyon, the Company drilled 18 wells during the first quarter and is increasing its development program to 200 wells for 2006 with 2 rigs contracted to begin drilling after the weather-related road bans are lifted. Pioneer also plans to drill two horizontal wells during the second quarter to test the potential of Mannville CBM in the Bashaw area. First quarter production from Canada rose 5% from the first quarter of 2005 and does not reflect the impact of winter-drilling at Chinchaga or the increase in rig activity at Horseshoe Canyon.

The Adam 4 well drilled during the first quarter in Tunisia was successful, extending Pioneer's 100% success rate in the concession where a 2-rig drilling program is underway. On the adjacent Jenein Nord block, Pioneer acquired the remaining equity interest in February, becoming the operator of the block with 100% working interest and is currently acquiring 3-D seismic on both Jenein Nord and Adam. A well is planned during the second quarter on the Borj El Khadra block which is adjacent to the Adam Concession.

Significant progress was also made on Pioneer's two longer-term development projects in South Africa and Alaska. Two development wells were drilled offshore South Africa to progress the South Coast Gas project. Fabrication of the subsea tie-back equipment also commenced with installation expected to be initiated by year end. Four additional development wells are expected to be drilled over the next 8 to 9 months to achieve first production from the project during the second half of 2007.

On the Oooguruk development project on the North Slope of Alaska, Pioneer completed the construction of the gravel drill site during April. Additional work on the project scheduled for 2006 includes contouring and armoring the drill site, fabricating equipment and modifying the drilling rig for installation during 2007. The project is on schedule to achieve first oil production in 2008.

Financial Review

First quarter oil sales averaged 24,896 barrels per day (BPD) and natural gas liquids sales averaged 18,595 BPD. Gas sales in the first quarter averaged 311 MMcfpd. The reported price for oil was $60.01 per barrel and included $12.91 per barrel related to deferred revenue from VPPs for which production is not recorded. The price for natural gas liquids was $34.20 per barrel. The reported price for gas was $6.72 per thousand cubic feet (Mcf) and included $.68 per Mcf related to deferred revenue from VPPs for which production is not recorded.

First quarter  production  costs  averaged  $11.04 per barrel of oil  equivalent
(BOE) reflecting the impact of the divestitures of lower-cost, lower-margin fields in Argentina and lower-cost, short-lived fields in the deepwater GOM, incremental workover costs to maximize production, an increase in pipeline transportation costs and an increase in the VPP volumes for which costs are included but production is not recorded. Exploration and abandonment costs were $125 million for the quarter and included $42 million of incremental before-tax cost to abandon the East Cameron 322 field as discussed previously, $33 million of dry hole and acreage costs associated with the unsuccessful Pina 1-X well in Nigeria, $31 million of geologic and geophysical expenses including seismic and personnel costs and $19 million of other drilling and acreage costs.

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Second quarter 2006 production is expected to average 93,000 to 98,000 BOEPD. Second quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $11.00 to $12.00 per BOE based on current NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $9.25 to $10.25 per BOE.

Total exploration and abandonment expense is expected to be $25 million to $55 million and includes $4 million to $30 million of carryover costs associated with high-impact wells drilled in Alaska during the first quarter and lower-risk resource plays in the Edwards Trend in South Texas and in Canada and Tunisia. Exploration expense also includes $21 million to $25 million for seismic investments and personnel, primarily related to the onshore resource plays Pioneer is currently pursuing. General and administrative expense is expected to be $31 million to $34 million. Interest expense is expected to be $24 million to $27 million, offset by interest income of $3 million to $4 million. Accretion of discount on asset retirement obligations is expected to be $1 million to $2 million.

Pioneer will record a nominal gain from the sale of its Argentine operations during the second quarter, and Argentine operating income will be reflected in discontinued operations. Incremental insurance recoveries related to Pioneer's coverage for business interruption and damage related to the 2005 hurricanes are expected to be reflected in future quarters.

The Company's second quarter effective income tax rate is expected to range from 35% to 45% based on current capital spending plans. Cash income taxes are expected to range from $5 million to $15 million, principally related to Tunisian income taxes and nominal alternative minimum tax in the U.S.

The Company's financial results and oil and gas hedges are outlined on the attached schedules.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, Pioneer will discuss its first quarter financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pxd.com. At the website, select 'INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 946-0782 (confirmation code: 2474815) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 2474815).

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada and Africa. For more information, visit Pioneer's website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer's ability to replace reserves, implement its business plans (including its plan to repurchase stock), or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                             March 31,       December 31,
                                                               2006              2005
                                                            -----------      ------------
                                                            (Unaudited)

                                     ASSETS
Current assets:
   Cash and cash equivalents                                $    42,982      $    18,802
   Accounts receivable, net                                     187,197          337,658
   Inventories                                                   89,942           79,659
   Prepaid expenses                                              28,550           18,091
   Deferred income taxes                                        111,644          158,878
   Discontinued operations held for sale                        733,409              -
   Other current assets, net                                     18,914           10,716
                                                             ----------       ----------
        Total current assets                                  1,212,638          623,804
                                                             ----------       ----------

Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                     7,076,565        8,813,134
   Accumulated depletion, depreciation and amortization      (1,632,887)      (2,577,946)
                                                             ----------       ----------
        Total property, plant and equipment                   5,443,678        6,235,188
                                                             ----------       ----------
Goodwill                                                        311,603          311,651
Other assets, net                                               141,330          158,591
                                                             ----------       ----------
                                                            $ 7,109,249      $ 7,329,234
                                                             ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                         $   237,402      $   345,204
   Interest payable                                              18,442           40,314
   Income taxes payable                                         151,061           22,470
   Deferred revenue                                             187,412          190,327
   Discontinued operations held for sale                         66,322              -
   Other current liabilities                                    334,442          435,040
                                                             ----------       ----------
        Total current liabilities                               995,081        1,033,355
                                                             ----------       ----------

Long-term debt                                                1,159,763        2,058,412
Deferred income taxes                                           989,564          767,329
Deferred revenue                                                619,477          664,511
Other liabilities and minority interests                        389,553          588,525
Stockholders' equity                                          2,955,811        2,217,102
                                                             ----------       ----------
                                                            $ 7,109,249      $ 7,329,234
                                                             ==========       ==========

                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                                Three months ended
                                                                     March 31,
                                                            --------------------------
                                                               2006            2005
                                                            ----------     -----------

Revenues and other income:
   Oil and gas                                              $  379,468     $  323,115
   Interest and other                                           17,111          2,306
   Gain (loss) on disposition of assets, net                       (73)         2,141
                                                             ---------      ---------
                                                               396,506        327,562
                                                             ---------      ---------
Costs and expenses:
   Oil and gas production                                       94,683         80,946
   Depletion, depreciation and amortization                     82,406         73,308
   Impairment of long-lived assets                                 -              152
   Exploration and abandonments                                124,642         53,829
   General and administrative                                   32,247         27,488
   Accretion of discount on asset retirement obligations         1,148          1,499
   Interest                                                     36,576         32,746
   Other                                                         5,054          8,841
                                                             ---------      ---------
                                                               376,756        278,809
                                                             ---------      ---------
Income from continuing operations before income taxes           19,750         48,753
Income tax provision                                           (20,717)       (21,762)
                                                             ---------      ---------
Income (loss) from continuing operations                          (967)        26,991
Income from discontinued operations, net of tax                544,174         57,666
                                                             ---------      ---------
Net income                                                  $  543,207     $   84,657
                                                             =========      =========

Basic earnings per share:
   Income (loss) from continuing operations                 $     (.01)    $      .19
   Income from discontinued operations, net of tax                4.29            .40
                                                             ---------      ---------
   Net income                                               $     4.28     $      .59
                                                             =========      =========
Diluted earnings per share:
   Income (loss) from continuing operations                 $     (.01)    $      .19
   Income from discontinued operations, net of tax                4.29            .39
                                                             ---------      ---------
   Net income                                               $     4.28     $      .58
                                                             =========      =========
Weighted average shares outstanding:
   Basic                                                       126,944        142,898
                                                             =========      =========
   Diluted                                                     126,944        147,345
                                                             =========      =========

                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)


                                                                  Three months ended
                                                                        March 31,
                                                               -------------------------
                                                                  2006            2005
                                                               ----------     ----------
Cash flows from operating activities:
   Net income                                                  $  543,207     $   84,657
   Depletion, depreciation and amortization                        82,406         73,308
   Impairment of long-lived assets                                    -              152
   Exploration expenses, including dry holes                       94,582         16,676
   Deferred income taxes                                           16,961         15,197
   Loss (gain) on disposition of assets, net                           73         (2,141)
   Accretion of discount on asset retirement obligations            1,148          1,499
   Discontinued operations                                       (539,653)       122,749
   Interest expense                                                 3,047            197
   Commodity hedge related activity                                   508         (3,061)
   Stock-based compensation                                         7,486          5,152
   Amortization of deferred revenue                               (47,949)       (11,625)
   Other noncash items                                              3,714          4,146
   Changes in operating assets and liabilities, net of
     effects from acquisition:
      Accounts receivable, net                                    126,115        (12,033)
      Inventories                                                 (20,131)        (1,315)
      Prepaid expenses                                            (12,264)         2,449
      Other current assets, net                                     9,429           (198)
      Accounts payable                                            (93,648)        17,593
      Interest payable                                            (19,100)       (16,259)
      Income taxes payable                                        134,051          2,775
      Other current liabilities                                    13,365          3,736
                                                                ---------      ---------
Net cash provided by operating activities                         303,347        303,654
Net cash provided by investing activities                         621,755        393,129
Net cash used in financing activities                            (900,583)      (688,202)
                                                                ---------      ---------
Net increase in cash and cash equivalents                          24,519          8,581
Effect of exchange rate changes on cash
   and cash equivalents                                              (339)           201
Cash and cash equivalents, beginning of period                     18,802          7,257
                                                                ---------      ---------
Cash and cash equivalents, end of period                       $   42,982     $   16,039
                                                                =========      =========


                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)

                                                            Three months ended
                                                                 March 31,
                                                         -----------------------
                                                            2006          2005
                                                         ---------     ---------
Average Daily Sales Volumes from
  Continuing Operations:
   Oil (Bbls) -                       U.S.                  16,965        22,522
                                      Canada                   277           161
                                      Africa                 7,654        11,967
                                                         ---------     ---------
                                      Worldwide             24,896        34,650
                                                         =========     =========

   Natural gas liquids (Bbls) -       U.S.                  18,176        17,489
                                      Canada                   419           417
                                                         ---------     ---------
                                      Worldwide             18,595        17,906
                                                         =========     =========

   Gas (Mcf) -                        U.S.                 274,773       283,080
                                      Canada                35,782        34,171
                                                         ---------     ---------
                                      Worldwide            310,555       317,251
                                                         =========     =========

Average Daily Sales Volumes
  from Discontinued Operations:
   Oil (Bbls) -                       U.S.                   9,732         6,201
                                      Argentina              7,184         8,191
                                      Canada                   -              69
                                                         ---------     ---------
                                      Worldwide             16,916        14,461
                                                         =========     =========

   Natural gas liquids (Bbls) -       U.S.                     -              55
                                      Argentina              1,296         1,572
                                      Canada                   -             184
                                                         ---------     ---------
                                      Worldwide              1,296         1,811
                                                         =========     =========

   Gas (Mcf) -                        U.S.                 145,002       255,205
                                      Argentina            135,047       130,351
                                      Canada                   -          15,375
                                                         ---------     ---------
                                      Worldwide            280,049       400,931
                                                         =========     =========

Average Reported Price (a):
   Oil (per Bbl) -                    U.S.               $   59.97     $   29.94
                                      Canada             $   67.11     $   50.88
                                      Africa             $   59.84     $   44.28
                                      Worldwide          $   60.01     $   34.99

   Natural gas liquids (per Bbl)  -   U.S.               $   33.74     $   26.12
                                      Canada             $   54.23     $   37.97
                                      Worldwide          $   34.20     $   26.39

   Gas (per Mcf) -                    U.S.               $    6.60     $    6.01
                                      Canada             $    7.65     $    5.96
                                      Worldwide          $    6.72     $    6.01

---------------
(a) Average prices are attributable to continuing operations and include the results of hedging activities and amortization of VPP deferred revenue.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)


     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                                   Three months ended
                                                                         March 31,
                                                               ---------------------------
                                                                   2006           2005
                                                               -----------     -----------

   Net income                                                  $   543,207     $   84,657
   Depletion, depreciation and amortization                         82,406         73,308
   Impairment of long-lived assets                                     -              152
   Exploration and abandonments                                    124,642         53,829
   Accretion of discount on asset retirement obligations             1,148          1,499
   Interest expense                                                 36,576         32,746
   Income tax provision                                             20,717         21,762
   Loss (gain) on disposition of assets, net                            73         (2,141)
   Discontinued operations                                        (538,142)       125,773
   Current income taxes on discontinued operations                 144,030          2,325
   Commodity hedge related activity                                    508         (3,061)
   Stock-based compensation                                          7,486          5,152
   Amortization of deferred revenue                                (47,949)       (11,625)
   Other noncash items                                               3,714          4,146
                                                                 ---------      ---------
       EBITDAX (a)                                                 378,416        388,522

   Less: Cash interest expense                                     (33,529)       (32,555)
         Current income taxes                                     (147,786)        (8,891)
                                                                 ---------      ---------
       Discretionary cash flow (b)                                 197,101        347,076

   Less: Cash exploration expense                                  (31,571)       (40,170)
         Changes in operating assets and liabilities               137,817         (3,252)
                                                                 ---------      ---------
       Net cash provided by operating activities               $   303,347     $  303,654
                                                                ==========      =========

-------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; noncash effects from discontinued operations; commodity hedge related activity; amortization of stock-based compensation; amortization of deferred revenue; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                                As of May 8, 2006

                         Open Commodity Hedge Positions

                                                            2006
                                          ----------------------------------------
                                          Second      Third     Fourth
                                          Quarter    Quarter    Quarter      Year       2007      2008
                                          --------   --------   --------   --------   --------   ----------

Average Daily Oil Production Hedged:
     Swap Contracts:
     Volume (Bbl)                            5,989      5,000      5,000      5,327     10,000     10,000
     NYMEX price (Bbl)                    $  42.92   $  37.20   $  37.20   $  39.33   $  30.96   $  30.62
     Collar Contracts:
     Volume (Bbl)                            7,000      6,500      6,500      6,665      2,000         -
     NYMEX price (Bbl)
         Ceiling                          $  68.45   $  66.41   $  66.41   $  67.12   $  89.50   $     -
         Floor                            $  42.50   $  41.92   $  41.92   $  42.12   $  50.00   $     -

Average Daily Gas Production Hedged:
     Swap Contracts:
     Volume (MMBtu)                         73,790     73,880     73,984     73,885     24,195         -
     NYMEX price (MMBtu) (a)              $   4.30   $   4.30   $   4.30   $   4.30   $   4.00   $     -
     Collar Contracts:
     Volume (MMBtu)                        105,000    105,000    115,000    108,345    215,000         -
     NYMEX price (MMBtu) (a):
         Ceiling                          $  14.95   $  14.95   $  15.15   $  15.02   $  11.95   $     -
         Floor                            $   6.95   $   6.95   $   6.95   $   6.95   $   6.70   $     -

---------------
(a) Approximate, based on historical differentials to index prices.

Amortization of Volumetric Production Payment Proceeds and Net Derivative Losses
                                 (in thousands)


                                                     2006
                                    ----------------------------------------
                                    Second      Third     Fourth
                                    Quarter    Quarter    Quarter      Year       2007     Thereafter     Total
                                    --------   --------   --------   --------   --------   ----------   ---------

VPP proceeds, net of
   transaction costs                $ 46,321   $ 45,838   $ 45,527   $137,686   $175,216   $ 460,322    $ 773,224
Net hedge obligations assigned         1,565      1,558      1,569      4,692      6,016      22,957       33,665
                                     -------    -------    -------    -------    -------    --------     --------

Total deferred revenue (a)            47,886     47,396     47,096    142,378    181,232     483,279      806,889
Less net derivative losses to be
   recognized in pretax earnings (b)      30        274       (396)       (92)    (3,540)    (17,117)     (20,749)
                                     -------    -------    -------    -------    -------    --------     --------

Total VPP impact to pretax
    earnings                        $ 47,916   $ 47,670   $ 46,700   $142,286   $177,692   $ 466,162    $ 786,140
                                     =======    =======    =======    =======    =======    ========     ========

--------------
(a) Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.
(b) Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs.
